Exhibit 10.5

                                  SECURED NOTE

     FOR VALUE RECEIVED, TELTRAN INTERNATIONAL GROUP, LTD., a Delaware corporation (hereinafter called "Maker"), hereby promises to pay to Relocate 411.com, Inc.(the "Holder") or order, on November 25, 2000 (the "Maturity Date") the sum of One Million One Hundred Thousand Dollars ($1,117,602.00), with simple interest accruing at the annual rate of nine and one half (9 1/2%) percent, as such date may be accelerated by the Holder. Notwithstanding the foregoing, this Note shall immediately become due and payable within three (3) business days after the Maker receives net proceeds from financing or sale of an assets of the Maker or any subsidiary.

     The Note is secured with all share of Teltran Web Factory Limited per separate Charge Over Share Agreement and 600,000 shares of common stock of Antra Holdings Group, Inc. and 600,000 shares of Maker's common stock per separate Stock Pledge Agreement.

     Maker may, at any time, prepay the unpaid Loan Amount, including any accrued interest thereon, in whole or in part, without penalty or premium, by paying to Lender, in cash or by wire transfer or immediately available federal funds, the amount of such prepayment. If any such prepayment is less than a full repayment, then such prepayment shall be applied first to the payment of accured interest and the remaining balance shall be applied to the payment of principal.

     Except as set forth elsewhere herein, Maker, for itself and its legal representatives, successors, and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, notice of intent to accelerate, notice of acceleration, presentment for the purpose of accelerating maturity, and diligence in collection.

     Occurrence  of any of the following  shall  constitute an event of default:
(a) the nonpayment of any principal or interest by Maker on the Note for a period of five (5) business days after the same becomes due and payable; (b) the entry of a decree or order by a court having appropriate jurisdiction adjudging Maker a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization or liquidation of Debtor under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee over any substantial portion of the Maker's property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; (c) the institution by Maker of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the

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Federal  Bankruptcy Act or any other applicable federal or state law, or consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of the Maker, or of any substantial part of its property, or the Collateral, as defined in the Loan and Security Agreement, shall become subject to the jurisdiction of a federal bankruptcy court or similar state court, or if Maker shall make an assignment for the benefit of its creditors, or if there is an attachment, receivership, execution or other judicial seizure, or if there is an admission in writing by Maker of its inability to pay its debts generally as they become due, or the taking of corporate action by Maker in furtherance of any such action; (d) any warranty, covenant, or representation made to Holder under the Loan Agreement, or any related agreement executed in connection with the loan made by Holder to Maker on May 25, 2000 (collectively Loan Documents) proves to have been false in any material respect when made or furnished; (e) Maker's failure to comply with any material term, obligation, covenant, or condition contained in Loan and Securities Purchase Agreement dated this date; or (f) any sale, transfer, or disposition of any interest in the Collateral, other than in the ordinary course of business, without the prior written consent of Secured Party; or (g) any other default under the terms of the Note; or (h) any money judgment, writ or similar final process shall be entered or filed against maker or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days or (i) failure to register the shares of common stock of Maker as provided in Loan Agreement.

     The following terms shall apply to this Note:

     Except for monetary amounts due on the Maturity Date, accelerated or otherwise, the Maker shall have a ten (10) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of 16% per annum shall apply to the amounts owed hereunder.

     Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by fax transmission (with copy sent by regular, certified or registered mail or by overnight courier). For the purposes hereof, the address and fax number of the Holder is as set forth on the first page hereof. The address and fax number of the Maker shall be Teltran International Group, Ltd., One Penn Plaza, New York, New York 10119, telecopier number: (212) 643-1997. Both Holder and Maker may change the address and fax number for service by service of notice to the other as herein provided. Notice of Conversion shall be deemed given when made to the Escrow Agent pursuant to the Escrow Agreement.

     The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

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     This Note shall be binding upon the Maker and its  successors  and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

     This Note shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Agreement on behalf of the Maker agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

     Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Maker to the Holder and thus refunded to the Maker.

     This Note is secured by a security interest granted to Holder pursuant to a Security Agreement delivered by Maker to Holder. The Maker acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Maker, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the ("Loan Documents") and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE MAKER EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE Maker EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Maker hereby consents to any motion for relief from stay which may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Maker and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Maker represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the Loan Documents if this waiver were not a part of this Note. The Maker further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting

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on behalf of the Holder has made any representations to induce this waiver, that the Maker has been represented (or has had the opportunity to be represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Maker and that the Maker has had the opportunity to discuss this waiver with counsel. The Maker further agrees that any bankruptcy or insolvency proceeding initiated by the Maker will only be brought in courts within the geographic boundaries of New York State.

     IN WITNESS WHEREOF, Maker has caused this Note to be signed in its name by its Chief Executive Officer on this 25th day of May. 2000.

                                            TELTRAN INTERNATIONAL GROUP, LTD.


                                            By: /s/ [ILLEGIBLE]
                                               ----------------------------

WITNESS:

/s/ [ILLEGIBLE]
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